Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On November 27, 2025, FiEE, Inc., a Delaware corporation (the “Company”), entered into (i) a Share Purchase Agreement with Yang Zhiqin and Lin Lin, pursuant to which the Company agreed to acquire 100% of the outstanding equity interests of Houren-Geiju Kabushikikaisha, a company organized under the laws of Japan (“Houren-Geiju”), for an aggregate purchase price of $500,000 and (ii) a Technology Transfer Agreement, with Lin Lin, pursuant to which the Company agreed to purchase all of the assets contributed by Lin Lin and owned by Houren-Geiju for an aggregate purchase price of $3 million (collectively, the “Acquisition”). The Acquisition closed on November 30, 2025. The following unaudited pro forma condensed combined statements of operations and related notes were prepared in accordance with the requirements of Article 11 of Regulation S-X.

The presentation of the unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Acquisition as if it had occurred on September 30, 2025. The presentation of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and year ended December 31, 2024 reflects the combined results of operations as if the Acquisition had occurred on January 1, 2024. The unaudited pro forma condensed combined financials information include adjustments that reflect the accounting for the Acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

As of the date of this Current Report on Form 8-K/A, the Company has not yet completed the detailed valuation studies necessary to arrive at the final estimates of the fair values of the assets to be acquired and the liabilities to be assumed and the related allocation of the purchase price. Accounting for the Acquisition is dependent upon certain information, including valuation reports and other studies, that have not yet been finalized. The Company cannot finalize the accounting for the Acquisition until that information is available in final form. Therefore, the acquired assets and assumed liabilities have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable, utilizing information that is currently available. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition, which is November 30, 2026. The Company is not required to, and therefore currently does not intend to, update these pro forma results as presented for any of these changes. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma financial statements and the related notes are based on, and should be read in conjunction with:

●	The Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024

●	The Company’s unaudited consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025

●

Houren-Geiju’s audited financial statements and related notes for the year ended December 31, 2024 and unaudited condensed financial statements and related notes for the nine months ended September 30, 2025 within this Current Report on From 8-K/A

●	The notes to the unaudited pro forma condensed combined statements of operations

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

	FIEE	Houren-Geiju	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$5,905,372	$18,309	$(3,500,000)	a	$2,423,681
Accounts receivable	187,347	554,200	-		741,547
Other receivable	430,822	-	-		430,822
Prepaid expenses and other current assets	205,937	140,912	-		346,849
Total current assets	6,729,478	713,421	(3,500,000)		3,942,899

Property, equipment and software, net	322,803	1,237	-		324,040
Operating lease right-of-use assets, net	44,811	1,580	-		46,391
Intangible assets	1,171,093	-	2,391,873	b	3,562,966
Deferred offering costs	150,000	-	-		150,000
Other assets	89,725	-	-		89,725
Total assets	$8,507,910	$716,238	$(1,108,127)		$8,116,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$146,946	$105,087	$-		$252,033
Contract liabilities	2,460,483	-	-		2,460,483
Other payables	785,457	-	-		785,457
Accrued expenses and other current liabilities	855,348	140,964	-		996,312
Convertible note payable to related party	308,671	-	-		308,671
Current maturities of operating lease liabilities	44,193	1,580	-		45,773
Total current liabilities	4,601,098	247,631	-		4,848,729

Commitments and Contingencies

Stockholders’ equity
Preferred Stock, authorized: 10,000,000 shares at $0.001 par value, including 3,000,000 shares designated as Series A Convertible Preferred Stock at $0.001 par value; 2,305,357 Series A shares issued and outstanding at September 30, 2025.	1,639,779	-	-		1,639,779
Common Stock, authorized: 60,000,000 shares at $0.01 par value; issued and outstanding: 6,295,961 shares at September 30, 2025.	62,960	130,796	(130,796)	c	62,960
Additional paid-in capital	100,161,708	-	-		100,161,708
(Accumulated deficits)/Retained earnings	(97,960,588)	337,306	(976,826)	c	(98,600,108)
Accumulated other comprehensive income	2,953	505	(505)	c	2,953
Total stockholders’ equity	3,906,812	468,607	(1,108,127)		3,267,292
Total liabilities and stockholders’ equity	$8,507,910	$716,238	$(1,108,127)		$8,116,021

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine months ended September 30, 2025

	FIEE	Houren-Geiju	Transaction Accounting Adjustments	Note	Pro Forma Combined
Net sales	$1,984,660	$560,322	$-		$2,544,982
Cost of sales	336,419	48,384	597,968	d	982,771
Gross profit	1,648,241	511,938	(597,968)		1,562,211

Operating expenses:
Selling and marketing	49,160	6,627	-		55,787
General and administrative	2,660,300	6,497	-		2,666,797
Research and development	47,419	-	-		47,419
Total operating expenses	2,756,879	13,124	-		2,770,003

Operating (loss)/income	(1,108,638)	498,814	(597,968)		(1,207,792)

Interest expense, net	(8,673)	(968)	-		(9,641)
Foreign currency exchange loss	(9,079)	-	-		(9,079)
Total other expense	(17,752)	(968)	-		(18,720)
			-
(Loss)/income before income taxes	(1,126,390)	497,846	(597,968)		(1,226,512)
		-	-
Income tax expense	140,185	137,647	-		277,832

Net (loss)/income	$(1,266,575)	$360,199	$(597,968)		$(1,504,344)

Other comprehensive income	-	147	-		147

Total comprehensive income	$(1,266,575)	$360,346	$(597,968)		$(1,504,197)

Net loss per share:
Basic and diluted	(0.25)				(0.30)
Basic and diluted weighted average common and common equivalent shares	5,037,981				5,037,981

Unaudited Pro Forma Condensed Combined Statement of Operations year ended December 31, 2024

	FIEE	Houren-Geiju (from the inception dated October 25, 2024)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Net sales	$639,893	$-	$-		$639,893
Cost of sales	432,634	-	132,882	d	565,516
Gross profit	207,259	-	(132,882)		74,377

Operating expenses:
Selling and marketing	66,171	-	-		66,171
General and administrative	2,062,441	22,365	-		2,084,806
Research and development	113,294	-	-		113,294
Vendor liability forgiveness, net of asset transfers	2,200,929	-	-		2,200,929
Total operating expenses	4,442,835	22,365	-		4,465,200

Operating loss	(4,235,576)	(22,365)	(132,882)		(4,390,823)

Interest income/(expense), net	82	(261)	-		(179)
Foreign currency exchange loss	-	-	-		-
Total other income/(expense)	82	(261)	-		(179)

Loss before income taxes	(4,235,494)	(22,626)	(132,882)		(4,391,002)

Income tax benefit/(expense)	11,216	(267)	-		10,949

Net loss	$(4,224,278)	$(22,893)	$(132,882)		$(4,380,053)

Other comprehensive income	-	358	-		358

Total comprehensive income	$(4,224,278)	$(22,535)	$(132,882)		$(4,379,695)

Net loss per share:
Basic and diluted	(1.34)				(1.39)
Basic and diluted weighted average common and common equivalent shares	3,159,061				3,159,061

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

1.	Basis of presentation

The unaudited pro forma condensed combined financial information has been prepared with the expectation that the Acquisition will be treated as an asset acquisition, with the Company being the accounting acquirer. The pro forma statements of operations may differ from the Company’s final acquisition accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed as of the Acquisition Date are preliminary and therefore subject to change within the measurement period (no longer than one year from the Acquisition Date), at which time the valuation analysis and other analyses are finalized. The preliminary purchase price allocation is discussed in Note 2.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented as if the Acquisition occurred on January 1, 2024. However, since Houren-Geiju was incorporated on October 25, 2024 and did not have operations prior to that date, the pro forma statements include Houren-Geiju’s historical results only for the period from its inception through the applicable period end. The historical consolidated financial information has been adjusted on a pro forma basis for transaction accounting adjustments as defined within Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, and do not purport to represent what the actual consolidated results of the companies would have been had the Acquisition occurred on January 1, 2024, nor are they necessarily indicative of future consolidated results of operations of the Company. The pro forma condensed combined statement of operations neither reflect the costs of any integration activities nor the synergies and benefits that may result from realization of any operational efficiencies expected to result from the Acquisition of Houren-Geiju.

The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition occurred on September 30, 2025. The historical consolidated financial information has been adjusted on a pro forma basis for transaction accounting adjustments as defined within Article 11 of Regulation S-X.

The unaudited pro forma balance sheet is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of the companies would have been had the Acquisition occurred on September 30, 2025.

2.	Preliminary Purchase Price Allocation

The Acquisition was accounted for as an asset acquisition. The preliminary purchase price allocation is based on estimates, assumptions, valuations and other analysis which have not yet been finalized. The Company is finalizing its valuation of intangible assets, tangible assets and liabilities and anticipates finalizing the valuation of assets acquired and liabilities assumed as the information necessary to complete the analysis is obtained, but no later than one year after the Acquisition Date.

The following table set forth the preliminary allocation of the total consideration to the assets acquired and the liabilities assumed based on their relative estimated fair values on November 30, 2025, the Acquisition date.

Closing cash payment	$3,500,000
Total purchase consideration	3,500,000

Cash and cash equivalents	$35,603
Accounts receivable	1,485,947
Prepaid expenses and other current assets	110,382
Property, equipment and software, net	1,105
Operating lease right-of-use assets, net	1,255
Intangible assets	2,391,873
Accounts payable	$(149,865)
Accrued expenses and other current liabilities	(4,479)
Income tax payables	(370,566)
Current maturities of operating lease liabilities	(1,255)
Net assets acquired	3,500,000

3.	Proforma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma financial statements:

a.	To reflect the cash consideration paid for the Acquisition.

b.	To reflect the preliminary estimated fair value of the intangible assets identified and acquired in connection with the Acquisition, as if they were acquired on September 30, 2025. Intangibles assets acquired mainly include customer relationship, software copyright and patents.

c.	To eliminate the net assets of Huren-Geiju as of September 30, 2025, including an adjustment for the estimated changes of the net assets between the pro forma balance sheet date and the actual acquisition date.

d.	To reflect the amortization of the intangible assets acquired from Huren-Geiju’s.